UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2024

Bite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40055	85-3307316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. State Street Chicago, IL	60654
(Address of principal executive offices)	(Zip Code)

(347) 685-5236
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	BITE.U	NYSE American LLC

Common stock, par value $0.0001 per share	BITE	NYSE American LLC

Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	BITE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 29, 2024, Bite Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in connection with the proposed business combination (the “Business Combination”) of the Company, Above Food Ingredients Inc. (“New Above Food”), Above Merger Sub, Inc. and Above Food Corp. (“Above Food”), as described in the proxy statement/prospectus filed by New Above Food with the Securities and Exchange Commission (“SEC”) on April 9, 2024 (the “Proxy Statement”). On April 4, 2024, the record date for the Special Meeting, there were 7,999,298 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) entitled to be voted at the Special Meeting. At the Special Meeting, 6,707,794 shares of Common Stock, or approximately 83.9% of the shares entitled to vote at the Special Meeting, were represented in person or by proxy.

At the Special Meeting, the Company’s stockholders approved the Business Combination Proposal and each of the Advisory Governance Proposals (on a non-binding advisory basis), in each case as defined and described in greater detail in the Proxy Statement. Set forth below are the final voting results for the Business Combination Proposal and the Advisory Governance Proposals:

1. Business Combination Proposal

The stockholders approved the proposal to approve and adopt the Business Combination Agreement, dated as of April 29, 2023 (as amended on March 12, 2024 and as may be further amended and/or amended and restated, the “Business Combination Agreement”), by and among Bite, New Above Food, Above Merger Sub, Inc. and Above Food, and the business combination contemplated thereby. The voting results were as follows:

FOR	AGAINST	ABSTAIN
6,707,594	0	200

 2. Advisory Governance Proposals

The stockholders approved, on a non-binding, advisory basis, on certain material differences between the bylaws of Above Food in effect immediately prior to the consummation of the Business Combination and the bylaws of New Above Food, the form of which is attached to the Proxy Statement as Annex C (the “New Above Food Bylaws”), and specifically with respect to certain provisions related to advance notice procedural requirements contained in the New Above Food Bylaws that the holders of New Above Food Common Shares must comply with in order to propose nominations of candidates to be elected as directors to the New Above Food Board or any other proper business to be considered by shareholders at an annual general meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN
6,707,594	0	200

Item 8.01. Other Events

In connection with the Special Meeting, stockholders holding 2,327,197 shares of the Company’s Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. The Company expects that the Business Combination will be consummated as soon as practicable, subject to, among other things, the approval of the shareholders of Above Food.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the inability of the parties to successfully or timely consummate the Business Combination and the other risks and uncertainties indicated from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITE Acquisition Corp.

By:	/s/ Alberto Ardura González
Name: Alberto Ardura González
Title: Chief Executive Officer and Chairman of the Board

Date: April 30, 2024